                            AMENDED

                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                  PRICING SUPPLEMENT NO. 2107 DATED APRIL 29, 1998 TO PROSPECTUS SUPPLEMENTAL DATED MARCH 26, 1998
                    AND BASE PROSPECTUS DATED MARCH 23, 1998

 Issuer:                      National Rural Utilities CFC

 Principal Amount:            $ 9,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           5/4/98


 Maturity Date:                 5/5/2003


 Interest Rate:                 6.220% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            .50%


 Form of Note
 (Book-Entry or Certificated):  Book-Entry


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $2,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $1,526,274,000 Series C
have been issued.